Exhibit 99.1

Genpact Reports Results for the Second Quarter of 2015

Revenues of $609.5 Million, Up 9% (11% on a constant currency basis)

Adjusted Income from Operations of $100.6 Million, Up 15%

NEW YORK, August 4, 2015 — Genpact Limited (NYSE: G), a global leader in designing, transforming and running intelligent business operations, today announced financial results for the second quarter ended June 30, 2015.

Key Financial Results – Second Quarter 2015

•	Total revenue was $609.5 million, up 9% year over year (up 11% on a constant currency basis).

•	Income from operations was $89.4 million, up 22% year over year.

•	Adjusted income from operations was $100.6 million, up 15% year over year, with a margin of 16.5%, compared to $87.6 million with a margin of 15.6% in the second quarter of 2014.

•	Diluted earnings per share were $0.28, up 28% year over year, and adjusted diluted earnings per share were $0.32, up 21% year over year.

•	Genpact repurchased approximately 3.0 million of its common shares for a total of $68.1 million under its $250 million share repurchase program. Year to date, Genpact has repurchased approximately 3.6 million of its common shares for a total of $81.4 million.

“We are very pleased with our second quarter results. Despite significant foreign exchange headwinds, our outlook for full year revenues remains unchanged, driven by solid Global Client growth,” said N.V. “Tiger” Tyagarajan, Genpact’s president and CEO. “Recent trends in the marketplace are forcing companies to rethink the way they do business, causing them to leverage new business models and be more disruptive in their industries. This provides us with a terrific opportunity to work with clients through their transformation journeys, as our best-in-class process and domain expertise, combined with our ability to leverage cloud-based component technologies and insights from data and analytics, enables us to develop innovative solutions for them.”

Revenue Details - Second Quarter 2015

•	Revenue from Global Clients was $495.0 million, up 12% year over year, representing 81% of total revenues.

•	Revenue from GE was $114.5 million, down 4% year over year, representing 19% of total revenues.

•	Total BPO revenue was $481.2 million, up 13% year over year, representing 79% of total revenues.

•	Global Client BPO revenue was $391.0 million, up 18% year over year.

•	GE BPO revenue was $90.3 million, down 3% year over year.

•	Total IT revenue was $128.3 million, down 6% year over year, representing 21% of total revenues.

•	Global Client IT revenue was $104.0 million, down 5% year over year.

•	GE IT revenue was $24.3 million, down 11% year over year.

•	Annualized revenue per employee for the quarter was $36,600, up from $35,600 in the second quarter of 2014.

Cash Flow From Operations

•	Cash from operations was $90.3 million in the second quarter of 2015, up 15% from $78.8 million in the second quarter of 2014.

Client Relationships as of June 30, 2015

•	For the 12-month period ended June 30, 2015, the number of client relationships generating annual revenue over $5 million increased to 102 from 85 as of June 30, 2014. This includes client relationships with more than $15 million in annual revenue increasing to 31 from 27, client relationships with more than $25 million in annual revenue increasing to 17 from 14, and client relationships with more than $50 million in annual revenue increasing to 4 from 3.

Employee Statistics as of June 30, 2015

•	Genpact had approximately 69,800 employees worldwide, up from approximately 66,900 as of June 30, 2014.

•	Genpact’s employee attrition rate for the quarter was approximately 29%, measured from the first day of employment, compared to 26% for the same period in 2014.

New $1.15 Billion Five-Year Credit Facility

•	On June 30, 2015, Genpact entered into a five-year, $1.15 billion credit facility consisting of an $800 million term loan and a $350 million revolving credit facility. Proceeds from this financing were largely used to repay all amounts outstanding under Genpact’s prior $925 million credit facility. Borrowings under the new facility will be available at prevailing base or LIBOR rates and an applicable margin, with anticipated savings of 125 and 100 basis points on the new term loan and revolver, respectively, compared to the rates on our prior facility.

•	Genpact incurred a $10.1 million, or $0.03 per share, charge during the second quarter of 2015 related to the write-off of upfront fees for our previous facility.

2015 Outlook

Genpact expects:

•	Total revenue to be in the range of $2.46 to $2.50 billion.

•	Adjusted income from operations margin to be in the range of 15.0% to 15.2%, compared to an initial outlook of approximately 15%.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on August 4, 2015 to discuss the company’s performance for the second quarter of 2015. To participate, callers can dial +1 (877) 299-4454 from within the U.S. or +1 (617) 597-5447 from any other country. Thereafter, callers will be prompted to enter the participant code, 86868714.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact (NYSE: G) stands for “generating business impact.” We design, transform, and run intelligent business operations including those that are complex and specific to a set of chosen industries. The result is advanced operating models that assist our clients in becoming more competitive by supporting their growth and managing cost, risk, and compliance across a range of functions such as finance and procurement, financial services account servicing, claims management, regulatory affairs, and industrial asset optimization. Our Smart Enterprise Processes (SEPSM) proprietary framework helps companies reimagine how they operate by integrating effective Systems of EngagementTM, core IT, and Data-to-Action AnalyticsSM. Our hundreds of long-term clients include more than one-fourth of the Fortune Global 500. We have grown to over 70,000 people in 25 countries, with key management and a corporate office in New York City. Our global critical mass doesn’t dilute our flexible and collaborative approach, and our management team still drives client partnerships personally. We believe we are able to generate impact quickly because of our business domain expertise and experience running complex operations, driving our focus on what works and making transformation sustainable. Clients attribute much of our success to our unique history: behind our passion for process and operational excellence is the Lean and Six Sigma heritage of a former General Electric division that has served GE businesses for more than 16 years. For additional information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2014	As of June 30, 2015
Assets
Current assets
Cash and cash equivalents	$461,788	$441,755
Accounts receivable, net	525,754	553,566
Deferred tax assets	45,486	37,223
Prepaid expenses and other current assets	155,480	188,898

Total current assets	$1,188,508	$1,221,442
Property, plant and equipment, net	175,936	169,631
Deferred tax assets	59,135	67,709
Investment in equity affiliates	494	9,202
Intangible assets, net	114,544	115,757
Goodwill	1,057,214	1,054,028
Other assets	146,706	149,677

Total assets	$2,742,537	$2,787,446

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2014	As of June 30, 2015
Liabilities and equity
Current liabilities
Short-term borrowings	$135,000	$21,500
Current portion of long-term debt	4,288	39,111
Current portion of capital lease obligations	1,443	1,399
Accounts payable	15,544	15,485
Income taxes payable	13,586	47,383
Deferred tax liabilities	1,239	1,392
Accrued expenses and other current liabilities	451,014	406,203

Total current liabilities	$622,114	$532,473
Long-term debt, less current portion	649,314	756,902
Capital lease obligations, less current portion	2,660	2,465
Deferred tax liabilities	6,671	5,590
Other liabilities	176,642	170,079

Total liabilities	$1,457,401	$1,467,509

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 218,684,205 and 216,832,795 issued and outstanding as of December 31, 2014 and June 30, 2015, respectively	2,184	2,165
Additional paid-in capital	1,296,730	1,314,530
Retained earnings	398,706	424,624
Accumulated other comprehensive income (loss)	(412,484)	(421,382)

Genpact Limited shareholders’ equity	$1,285,136	$1,319,937
Noncontrolling interest	—	—

Total equity	$1,285,136	$1,319,937

Total liabilities and equity	$2,742,537	$2,787,446

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015
Net revenues
Net revenues from services	$561,611	$609,532	$1,089,801	$1,196,685
Cost of revenue
Services	340,125	366,304	664,414	723,780

Gross profit	$221,486	$243,228	$425,387	$472,905
Operating expenses:
Selling, general and administrative expenses	142,715	149,230	265,213	297,978
Amortization of acquired intangible assets	6,610	7,315	12,628	14,656
Other operating (income) expense, net	(890)	(2,670)	(2,752)	(3,132)

Income from operations	$73,051	$89,353	$150,298	$163,403
Foreign exchange (gains) losses, net	3,829	(7,433)	7,422	112
Other income (expense), net	(6,505)	(16,541)	(13,038)	(25,108)

Income before equity-method investment activity, net and income tax expense	$62,717	$80,245	$129,838	$138,183
Loss (gain) on equity-method investment activity, net	(34)	2,340	(54)	4,563

Income before income tax expense	$62,751	$77,905	$129,892	$133,620
Income tax expense	13,851	15,204	30,139	26,266

Net income	$48,900	$62,701	$99,753	$107,354
Net income (loss) attributable to noncontrolling interest	(84)	—	156	—

Net income attributable to Genpact Limited shareholders	$48,984	$62,701	$99,597	$107,354

Net income available to Genpact Limited common shareholders	$48,984	$62,701	$99,597	$107,354
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.23	$0.29	$0.44	$0.49
Diluted	$0.22	$0.28	$0.43	$0.48
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	217,541,960	218,525,149	224,817,938	219,208,922
Diluted	221,509,867	220,962,306	229,392,759	221,654,703

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2014	2015
Operating activities
Net income attributable to Genpact Limited shareholders	$99,597	$107,354
Net income attributable to noncontrolling interest	156	—

Net income	$99,753	$107,354

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	24,994	26,811
Amortization of debt issuance costs (including loss on extinguishment of debt)	1,610	12,759
Amortization of acquired intangible assets	12,628	14,656
Reserve for doubtful receivables	1,719	1,266
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(807)	3,397
Equity-method investment activity, net	(54)	4,563
Stock-based compensation expense	11,879	11,314
Deferred income taxes	(322)	(8,242)
Others, net	895	(87)
Change in operating assets and liabilities:
Increase in accounts receivable	(15,110)	(34,451)
Increase in other assets	(37,870)	(32,423)
Increase (Decrease) in accounts payable	(5,222)	1,165
Decrease in other liabilities	(19,966)	(27,678)
Increase in income taxes payable	18,939	34,176

Net cash provided by operating activities	$93,066	$114,580

Investing activities
Purchase of property, plant and equipment	(29,657)	(30,172)
Proceeds from sale of property, plant and equipment	129	784
Investment in equity affiliates	—	(9,924)
Payment for business acquisitions, net of cash acquired	(123,701)	(17,718)

Net cash used for investing activities	$(153,229)	$(57,030)

Financing activities
Repayment of capital lease obligations	(896)	(1,091)
Payment of debt issuance and refinancing costs	—	(6,584)
Proceeds from long-term debt	—	800,000
Repayment of long-term debt	(3,375)	(664,875)
Proceeds from short-term borrowings	195,000	1,451,500
Repayment of short-term borrowings	(20,000)	(1,565,000)
Proceeds from issuance of common shares under stock-based compensation plans	8,329	7,509
Payment for net settlement of stock-based awards	(14,345)	(6,532)
Payment of earn-out consideration	—	(126)
Distribution to noncontrolling interest	(1,371)	—
Payment for stock purchased and retired	(302,625)	(81,399)
Payment for expenses related to stock purchase	(2,543)	(73)

Net cash used for financing activities	$(141,826)	$(66,671)

Effect of exchange rate changes	7,515	(10,912)
Net decrease in cash and cash equivalents	(201,989)	(9,121)
Cash and cash equivalents at the beginning of the period	571,276	461,788

Cash and cash equivalents at the end of the period	$376,802	$441,755

Supplementary information
Cash paid during the period for interest	$12,828	$14,671
Cash paid during the period for income taxes	$37,176	$24,706
Property, plant and equipment acquired under capital lease	$1,305	$876

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;

•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the Company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and amortization of acquired intangibles thereof, since July 2012 Genpact’s management uses financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Additionally, Genpact’s management uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons, including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and acquisition-related expenses. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and six months ended June 30, 2014 and 2015:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30
	2014	2015	2014	2015
Income from operations per GAAP	$73,051	$89,353	$150,298	$163,403
Add: Stock-based compensation	6,906	6,654	11,879	11,314
Add: Amortization of acquired intangible assets	5,010	6,120	9,501	12,232
Add: Acquisition-related expenses	1,977	—	1,977	798
Add: Other income, net, excluding net interest	517	811	386	1,269
Add/Less: Gain (loss) on equity-method investment activity, net	34	(2,340)	54	(4,563)
Less: Net loss (income) attributable to noncontrolling interest	84	—	(156)	—

Adjusted income from operations	$87,579	$100,598	$173,939	$184,453

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015
Net income attributable to Genpact Limited shareholders per GAAP	$48,984	$62,701	$99,597	$107,354
Add: Stock-based compensation	6,906	6,654	11,879	11,314
Add: Amortization of acquired intangible assets	5,010	6,120	9,501	12,232
Add: Acquisition-related expenses	1,977	—	1,977	798
Less: Tax impact on stock-based compensation	(1,751)	(1,864)	(3,056)	(3,017)
Less: Tax impact on amortization of acquired intangibles	(1,631)	(1,909)	(3,107)	(3,819)
Less: Tax impact on acquisition-related expenses	(53)	—	(53)	(229)

Adjusted net income	$59,442	$71,702	$116,738	$124,633

Adjusted diluted earnings per share	$0.27	$0.32	$0.51	$0.56